                                                                    Exhibit 21.1

MAXTOR CORPORATION SUBSIDIARIES 2002-2003

FOREIGN SUBSIDIARIES:

Maxtor Disc Drives Pty. Limited            -       Australia
Maxtor Global Ltd.                         -       Bermuda
Maxtor Manufacturing (Suzhou) Co. Ltd.     -       China
Maxtor Europe Sarl                         -       France
Maxtor GmbH                                -       Germany
Maxtor (Gibraltar) Limited                 -       Gibraltar
Maxtor Asia Pacific Limited                -       Hong Kong
Maxtor Ireland Limited                     -       Ireland
Maxtor (Japan) Ltd.                        -       Japan
Maxtor Korea Ltd.                          -       Korea
Maxtor Luxembourg Sarl                     -       Luxembourg
Maxtor Peripherals (S) Pte. Limited        -       Singapore
Maxtor International Sarl                  -       Switzerland
Maxtor International Manufacturing Sarl    -       Switzerland
Maxtor Taiwan                              -       Taiwan
Maxtor Europe Limited                      -       UK

DOMESTIC SUBSIDIARIES:

MMC Technology, Inc.                       -       California
Maxtor Receivables Corporation             -       California
Maxtor Realty Corporation                  -       Massachusetts